UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 23, 2008

ZEBRA TECHNOLOGIES CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	000-19406	36-2675536
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

333 Corporate Woods Parkway, Vernon Hills, Illinois		60061
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: 847-634-6700

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13c-4(c))

Item 5.03	Amendments to Articles of Incorporation or By-laws; Change in Fiscal Year.

On November 23, 2008, the Board of Directors of Zebra Technologies Corporation (the “Company”) approved amendments to Sections 2.2, 2.4, 2.5 and 2.6 of the Amended and Restated By-laws of the Company (the “By-laws”), effective immediately. The By-laws, as amended, are referred to as the “Amended By-laws.”

The following is a summary of the changes effected by the amendments, which summary is qualified in its entirety by reference to the Amended By-laws, attached as Exhibit 3.1 to this Current Report on Form 8-K and incorporated herein by reference, and the marked Amended By-laws reflecting the amendments, attached as Exhibit 3.2 to this Current Report on Form 8-K and incorporated herein by reference:

1.	Section 2.2, Annual Meeting Date. The Amended By-laws provide that the Board of Directors shall fix the date, time and place of the annual meetings of stockholders (without any default date).

2.	Section 2.4, Stockholder Nominations and Proposals at Annual Meetings.

(i)	The Amended By-laws clarify that nominations of directors and proposals of other business at annual meetings of stockholders may only be made (i) pursuant to the Company’s proxy materials with respect to the meeting, (ii) by or at the direction of the Board of Directors, or (iii) by record stockholders in accordance with the Amended By-laws’ advance notice provisions, except for proposals pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

(ii)	Under the Amended By-laws, a stockholder’s notice of nomination or proposed business must be received by the Company between 60 and 90 days prior to the anniversary of the mailing of the proxy statement for the previous year’s annual meeting. Prior to the amendments, the By-laws required that such notice be received between 45 and 75 days prior to such anniversary. The Amended By-laws clarify that an adjournment or postponement of an annual meeting will not commence a new time period for stockholders to give notice of director nominations or business proposals related to the annual meeting.

(iii)	The Amended By-laws update the information that must be included in a notice to the Company to nominate directors or propose other business at an annual meeting of stockholders. In addition to the existing requirements, a stockholder must also disclose (among other things), with respect to the stockholder and the beneficial owner (if any) on whose behalf the nomination or proposal is made, (a) in the case of any business that a stockholder proposes to be brought before the meeting, a description of all agreements, arrangements, understandings between such person, and any other person or persons (including their names) in connection with the proposal, (b) Company securities owned by such party, including options, warrants or other derivative securities, (c) voting rights with respect to Company securities, (d) short positions with respect to the Company’s securities, (e) any rights to dividends on the shares of the Company that are separated or separable from the underlying shares of the Company, (f) any proportionate interest in securities of the Company by a partnership in which the stockholder is a partner, (g) any performance-related fees (other than an asset-based fee) that the stockholder is entitled to based on any increase or decrease in the value of Company securities, and (h) any other information relating to each such party that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for, as applicable, the proposal and/or for the election of directors in a contested election pursuant to Section 14 of the Exchange Act.

3.

Section 2.5, Special Meetings. The By-laws were amended to permit the Board to postpone or reschedule any previously scheduled special meeting. The Amended By-laws also clarify that (i) stockholders may bring business before a special meeting only if the business is called for by 66 2/3% of the stockholder votes entitled to be cast generally in an election of directors, and (ii) the notice of a special meeting must include the purpose for which the special meeting is called.

4.	Section 2.6, Stockholder Nominations at Special Meetings. The By-laws were amended to conform the substantive notice requirements for stockholder nominations of directors at special meetings to the new notice requirements of Section 2.4 of the Amended By-laws. In addition, the Amended By-laws clarify that an adjournment or postponement of a special meeting will not commence a new time period for stockholders to give notice of director nominations related to the special meeting.

5.	No effect on 14a-8. The Amended By-laws clarify that nothing in Sections 2.4, 2.5 or 2.6 of the Amended By-laws shall be deemed to affect any rights of stockholders to request inclusion of proposals in the Company’s proxy statement pursuant to Rule 14a-8 under the Exchange Act.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description of Exhibits

3.1	Amended and Restated By-laws of Zebra Technologies Corporation, as amended.

3.2	Marked Amended and Restated By-laws of Zebra Technologies Corporation, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZEBRA TECHNOLOGIES CORPORATION

Date: November 24, 2008	By:	/s/ Anders Gustafsson
Anders Gustafsson
Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description of Exhibits

3.1	Amended and Restated By-laws of Zebra Technologies Corporation, as amended.

3.2	Marked Amended and Restated By-laws of Zebra Technologies Corporation, as amended.